SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Proxy Statement

LITHIUM TECHNOLOGY CORPORATION
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rule 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously by written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

LITHIUM TECHNOLOGY CORPORATION

5115 Campus Drive

Plymouth Meeting, PA 19462

610-940-6090

INFORMATION STATEMENT

INTRODUCTION

This Information Statement is furnished by the Board of Directors of Lithium Technology Corporation (the “Company”) to the stockholders of record of the Company’s Common Stock at the close of business on May 31, 2005 (the “Record Date”), and is being sent to you in connection with the action taken by the holders of a majority of the Common Stock of the Company. Those stockholders approved, by written consent dated May 31, 2005, an Amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock to 750,000,000 and Preferred Stock to 100,000,000 as described herein and designate 1,000 of the newly authorized shares of Preferred Stock as Series A Preferred Stock having the terms set forth in Annex A (the “Amendment”).

This Information Statement is being mailed on or before the close of business on July 1, 2005, to every security holder entitled to vote or give an authorization or consent in regard to any matter to be acted upon. It is anticipated that the Amendment will become effective twenty (20) days after July 1, 2005, the date this Information Statement is first sent to the stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

Plymouth Meeting, Pennsylvania

July 1, 2005

APPROVAL

As of the Record Date, there were 112,978,364 shares of Common Stock (“Common Stock”) of the Company issued and outstanding and no shares of Preferred Stock (“Preferred Stock”) of the Company, issued and outstanding. All holders of shares of Common Stock as of the Record Date are entitled to receive this Information Statement. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to the Company’s stockholders. Holders of the Common Stock do not have dissenters’ rights of appraisal in connection with the Amendment.

The Company is incorporated under the laws of the State of Delaware. Delaware law provides that any action that may be taken at any stockholders’ meeting may be taken by written consent of the requisite number of stockholders required to take such action. Approval of the Amendment required the written consent of the holders of a majority of the Company’s outstanding Common Stock. By written consent dated May 31, 2005, stockholders owning more than a majority of the issued and outstanding shares of Common Stock of the Company (the “Consenting Stockholders”) authorized and approved the Amendment without a meeting.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

The Company’s Certificate of Incorporation currently authorizes the issuance of a total of 125,100,000 shares, composed of 125,000,000 shares of Common Stock, par value $0.01 per share, and 100,000 shares of Preferred Stock, par value $0.01 per share. The Amendment will increase the total number of authorized shares to 850,000,000, increase the number of shares of Common Stock to 750,000,000, increase the number of shares of Preferred Stock to 100,000,000 and designate 1,000 of the newly authorized shares of Preferred Stock as Series A Preferred Stock having the terms set forth in Annex A. The Board of Directors has adopted a resolution approving the Amendment, subject to stockholder approval, to which the Consenting Stockholders agreed. The Amendment will modify Article FOURTH of the Company’s Restated Certificate of Incorporation to read as set forth in Annex A.

Each of the newly authorized shares of Common Stock will have the same rights and privileges as currently authorized Common Stock. Each of the newly authorized shares of Preferred Stock will have the same rights and privileges as currently authorized blank check Preferred Stock other than 1,000 of the newly authorized shares of Preferred Stock which will be designated as Series A Preferred Stock having the terms set forth in Annex A and described below. The new shares, like the currently authorized shares, will not have preemptive rights. The Amendment will not change the par value of the Common Stock or Preferred Stock.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in total outstanding shares of authorized Common Stock. This Amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares.

Current stockholders do not have preemptive rights, which means they do not have the right to purchase any new issuance of Common Stock or Preferred Stock in order to maintain their proportionate interests in the Company.

The additional authorized shares could be used to discourage persons from attempting to gain control of the Company, by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board in opposing a takeover bid or a solicitation in opposition to management. Except for the control of the Company by Arch Hill Capital, N.V. (see “Security Ownership of Certain Beneficial Owners and Management”), the Company is not currently aware of any effort to obtain control of the Company, and has no plans to use the new shares for purposes of discouraging any such effort.

INCREASE IN AUTHORIZED COMMON STOCK

The Amendment will increase the authorized shares of Common Stock from 125,000,000 to 750,000,000. The Company needs to increase the number of authorized shares of Common Stock in order to have an adequate reserve of Common Stock available for issuance upon conversion of existing convertible securities and exercise of outstanding options and warrants and to satisfy certain commitments to issue Common Stock (see “Outstanding and Issuable Securities”).

The Company also needs to increase the number of authorized shares of Common Stock in order to have an adequate reserve of Common Stock available for issuance in equity financings, including under the Standby Equity Distribution Agreement with Cornell Capital Partners, LP (see “Outstanding and Issuable Securities”). The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes such as raising capital for ongoing operations, business and asset acquisitions, present and future employee benefit programs and other corporate purposes. It is anticipated that such purposes may include the issuance for cash as a means of obtaining capital for use by the Company, issuance in exchange for debt or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

The Company has no current plan or commitment to issue shares of Common Stock for purposes other than those discussed above or described below in “Outstanding and Issuable Securities”.

INCREASE IN AUTHORIZED PREFERRED STOCK

The Amendment will increase the authorized shares of “blank check” Preferred Stock from 100,000 to 100,000,000. The Amendment contains provisions related to the “blank check” Preferred Stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the Amendment as set forth in Annex A.

The term “blank check” refers to Preferred Stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the Board of Directors of the Company upon issuance. The authorization of such blank check Preferred Stock would permit the Board of Directors to authorize and issue Preferred Stock from time to time in one or more series.

Subject to the provisions of the Amendment and the limitations prescribed by law, the Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Board of Directors would be required to make any determination to issue shares of Preferred Stock based on its judgment as to the best interests of the Company and its stockholders. The Amendment would give the Board of Directors flexibility, without further stockholder action, to issue Preferred Stock on such terms and conditions as the Board of Directors deems to be in the best interests of the Company and its stockholders.

The Amendment will provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow Preferred Stock to be available for issuance from time to time and with such features as determined by the Board of Directors for any proper corporate purpose. It is anticipated that such purposes may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets. In addition, the Company needs to increase the number of authorized shares of Preferred Stock in order to have an adequate number of shares available for issuance of 1,000 shares of Series A Preferred Stock to one investor who acquired 1,000 A Units as described below.

Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board of Directors to issue such additional shares of Preferred Stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause.

While the Amendment may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the Amendment outweighs any disadvantages. To the extent that the Amendment may have anti-takeover effects, the Amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the stockholders’ interests.

OUTSTANDING AND ISSUABLE SECURITIES

At May 31, 2005, the Company had outstanding 112,978,364 shares of Common Stock, no shares of Preferred Stock, and the following convertible securities, warrants, options and commitments to issue Company securities:

Convertible Debentures and Notes

•	$24,880 in principal of 10% convertible debentures, plus accrued and unpaid interest payable in shares of Common Stock, convertible into shares of Common Stock at a conversion price equal to the lesser of 50% of the average of the lowest three trading prices of Common Stock for the twenty trading days ending one trading day prior to the date the Company receives a conversion notice from the 10% debentureholder and a fixed conversion price of $2.00. Interest on the 10% debentures is due and payable in Common Stock at a price equal to the conversion price of the 10% debentures. Assuming a conversion price of $0.03, the 10% debentures would convert into 829,333 shares of Common Stock not taking into account interest payable in shares of Common Stock.

•	$2,175,000 in principal of 10% convertible debentures convertible into 29,000,000 shares of Common Stock plus accrued and unpaid interest payable in 2,619,178 shares of Common Stock. The holder delivered a conversion notice in December 2004 and the Company is obligated to deliver 31,619,178 shares of Common Stock within ten days of an increase in the authorized number of shares of Common Stock. These debentures are beneficially owned by Arch Hill Capital N.V., a controlling stockholder of the Company (“Arch Hill Capital”).

•	$2,705,000 in principal of Series A convertible notes (the “Series A Notes”), plus accrued and unpaid interest payable in shares of Common Stock, convertible into shares of Common Stock at a conversion price equal to 80% of the average closing price of Common Stock on the Over-the-Counter Bulletin Board for the 20 trading days immediately preceding the day upon which the Company receives a conversion notice from the noteholder. Interest on the Series A Notes is due and payable in Common Stock at a price equal to the conversion price of the Series A Notes. Assuming a conversion price of $0.05, the Series A Notes would convert into 54,100,000 shares of Common Stock not taking into account interest payable in shares of Common Stock. $1,705,000 of the Series A Notes are beneficially owned by Arch Hill Capital.

•	$1,840,000 in principal of Series B convertible notes (the “Series B Notes”), plus accrued and unpaid interest payable in shares of Common Stock, convertible into shares of Common Stock at a conversion price equal to 80% of the average closing price of Common Stock on the Over-the-Counter Bulletin Board for the 20 trading days immediately preceding the day upon which the Company receives a conversion notice from the Series B noteholder. Interest on the Series B Notes is due and payable in Common Stock at a price equal to the conversion price of the Series B Notes. Assuming a conversion price of $0.05, the Series B Notes would convert into 36,800,000 shares of Common Stock not taking into account interest payable in shares of Common Stock. The Series B Notes are beneficially owned by Arch Hill Capital.

•	$163,000 in principal of 8% convertible notes plus accrued and unpaid interest convertible into shares of Common Stock at a conversion price equal to 85% of the average closing price of Common Stock on the Over-the-Counter Bulletin Board for the 20 trading days immediately preceding the day upon which the Company receives a conversion notice from the noteholder. Interest on the 8% notes is due and payable in Common Stock at a price equal to the conversion price of the 8% notes. The holders of $121,000 in principal of 8% notes have sent conversion notices to the Company during 2005 and the Company is obligated to deliver 2,420,000 shares of Common Stock to such holders upon an increase in the authorized number of shares of Common Stock not taking into account interest payable in shares of Common Stock. Assuming a conversion price of $0.05, the $42,000 of outstanding unconverted 8% notes would convert into 840,000 shares of Common Stock not taking into account interest payable in shares of Common Stock. The Company may issue up to an additional $2,837,000 in principal of 8% notes through June 30, 2005.

•	$1,350,000 in principal of 12% convertible debentures, plus accrued and unpaid interest payable in shares of Common Stock, convertible into shares of Common Stock at a conversion price of $0.05 per share. Interest on the 12% debentures is due and payable in Common Stock at a price equal to the conversion price of the 12% debentures. At a conversion price of $0.05, the $1,350,000 of 12% debentures would convert into 27,000,000 shares of Common Stock not taking into account interest payable in shares of Common Stock. The Company may issue up to an additional $1,300,000 in principal of 12% debentures through August 9, 2005.

Series A Preferred Stock

•	The Company sold A Units in 2004 and is obligated to issue and deliver to one investor one thousand shares of Series A Convertible Preferred Stock, par value $0.01 per share having a stated value of $1,000 per share (the “Series A

Preferred Stock”) upon an increase in the authorized number of shares of Preferred Stock and designation of the Series A Preferred Stock. The Series A Preferred Stock will be convertible at a conversion price equal to 80% of the average closing price of Common Stock on the Over-the-Counter Bulletin Board for the 20 trading days immediately preceding the day upon which the Company receives a conversion notice from the Series A Preferred Stockholder. Assuming a conversion price of $0.05, the $1,000,000 of Series A Preferred Stock would convert into 20,000,000 shares of Common Stock not taking into account dividends payable in shares of Common Stock.

Warrants

•	Warrants to purchase 35,904,500 shares of Common Stock at prices ranging from $0.024 to $3.70 per share. Arch Hill Capital beneficially owns certain of these Warrants. See “Security Ownership of Certain Beneficial Owners and Management.”

In addition:

•	The Company issued warrants to the finder related to the remaining outstanding principal of $24,880 in principal of 10% debentures. In April 2005, the finder agreed to remit all of these warrants to the Company or its designee. The warrants entitle the holder to purchase such number of shares of the common stock of the Company equal to 10% of the aggregate number of fully diluted and/or converted shares of common stock as are purchased by the debentureholders pursuant to the 10% debentures and related 1,000,000 warrants which have been issued to the debentureholders with an exercise price of $2.00 per share (the exercise price is subject to antidilution adjustment). The finder warrants have an exercise price per share equal to 110% of the effective per share price paid by the 10% debenture purchasers for the 10% debenture and warrant shares. The total number of warrants to be issued and the exercise price of such warrants will not be known until all the 10% debentures and related warrants are converted, redeemed or exercised. Assuming a conversion price of $0.03 for the $24,880 of outstanding 10% debentures, 82,933 additional finder warrants at an exercise price of $0.033 per share would be issued and assuming the debentureholders exercise the 1,000,000 warrants held by the debentureholders, 100,000 additional finder warrants at an exercise price of $2.20 would be issued (subject to antidilution adjustment of the exercise price).

•	The purchasers of the Series A Notes and Series A Preferred Stock (together, the “Series A Preferred/Notes”) were issued warrants which are exercisable upon conversion of the Series A Preferred/Notes. Each warrant will entitle the holder to purchase (i) ½ of a share of Common Stock for each share of Common Stock issued upon conversion of the Series A

Preferred/Notes at an exercise price per share equal to 125% of the conversion price of the Series A Preferred/Notes then in effect upon conversion of the shares of Series A Preferred/Notes by the stockholder from time to time (the “125% A Warrants”), and (ii)  1/2 of a share of Common Stock for each share of Common Stock issued upon conversion of the Series A Preferred/Notes at an exercise price per share equal to 150% of the conversion price of the Series A Preferred/Notes then in effect upon conversion of the shares of Series A Preferred/Notes by the stockholder from time to time (the “150% A Warrants”). 125% A Warrants and 150% A Warrants will be issued to holders of the outstanding $2,705,000 in principal Series A Notes and $1,000,000 of Series A Preferred Stock upon conversion of outstanding Series A Preferred/Notes. Assuming a conversion price of $0.05 for the $3,705,000 of outstanding Series A Preferred/Notes, the 37,050,000 125% A Warrants and 37,050,000 150% B Warrants would be issued at the exercise price of $0.0625 and $0.075, respectively.

•	The purchasers of the Series B Notes were issued warrants which are exercisable upon conversion of the Series B Notes. Each warrant will entitle the holder to purchase (i) 1/2 of a share of Common Stock at an exercise price per share equal to 125% of the conversion price of the Series B Notes then in effect upon conversion of the shares of Series B Notes by the noteholder from time to time (the “125% B Warrants”) and (ii) 1/2 of a share of Common Stock at an exercise price per share equal to 150% of the conversion price of the Series B Notes then in effect upon conversion of the shares of Series B Notes by the noteholder from time to time (the “150% B Warrants”). 125% B Warrants and 150% B warrants will be issued to holders of $1,840,000 Series B Notes upon conversion of the outstanding Series B Notes. Assuming a conversion price of $0.05 for the $1,840,000 of outstanding Series B Notes, the 18,400,000 125% B Warrants and 18,400,000 150% B Warrants would be issued at the exercise price of $0.0625 and $0.075, respectively.

•	The purchasers of the 8% Notes were issued warrants which are exercisable upon conversion of the 8% Notes. Each warrant will entitle the holder to purchase 1/2 of a share of Common Stock at an exercise price per share equal to 135% of the conversion price of the 8% Notes then in effect upon conversion of the shares of 8% Notes by the noteholder from time to time (the “135% Warrants”). Assuming a conversion price of $0.05 for the $42,000 of unconverted outstanding 8% notes, 420,000 135% Warrants would be issued at an exercise price of $0.0675.

Options

•	151,759 options to purchase Common Stock at prices ranging from $2.20 to $9.60 per share.

Loans

•	Under a bridge financing agreement between the Company and Arch Hill Capital the entire principal balance and all other sums due and payable under any promissory note issued by the Company to Arch Hill Capital on or after January 1, 2003 is payable upon twelve months written demand by Arch Hill Capital. Notwithstanding the foregoing, at the option of Arch Hill Capital, the principal balance and all other sums due and payable under any promissory note issued by the Company to Arch Hill Capital on or after January 1, 2003 may be applied against the purchase price of equity securities being sold by the Company in any equity financing after the date of such note.

Standby Equity Distribution Agreement

•	On March 11, 2005, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners L.P. (“Cornell Capital”), pursuant to which the Company may, at its discretion, periodically sell to Cornell Capital shares of Common Stock for a total purchase price of up to $15,000,000. For each share of Common Stock purchased under the Standby Equity Distribution Agreement, Cornell Capital will pay the Company 98% of the lowest volume weighted average price of Common Stock as quoted by on the Over-the-Counter Bulletin Board or other principal market on which Common Stock is traded for the five days immediately following the date the Company delivers a notice requiring Cornell Capital to purchase shares under the Standby Equity Distribution Agreement.

Cornell Capital Partner’s obligation to purchase shares of Common Stock under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company obtaining an effective Registration Statement for shares of Common Stock sold under the Standby Equity Distribution Agreement and is limited to $200,000 per weekly advance and $800,000 per 30 days.

Assuming an issuance price of $0.06 per share for $15,000,000 of Common Stock, the Company would issue 250,000,000 shares of Common Stock to Cornell Capital under the Standby Equity Distribution Agreement.

PROCEDURE

The Company will file the Amendment with the State of Delaware to make the Amendment effective. It is anticipated that the Amendment will be filed on that date which is 20 days after this Information Statement is first mailed to stockholders or July 20, 2005 (the “Effective Date”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of May 31, 2005, the number and percentage of outstanding shares of Common Stock beneficially owned by executive officers, directors and stockholders owning at least 5% of Common Stock.

Name of Owner	Shares Beneficially Owned		Percentage of Class (1)
Arch Hill Capital N.V. (2)	232,229,000	(10)	78%
Stichting Gemeenschappelijk Bezit LTC(2)	225,637,589	(11)	76%
Stichting Gemeenschappelijk Bezit GAIA(2)	6,591,411	(12)	7%
David Cade (3)(5)	42,575	(13)	*
Stephen Hope (3) (5)	62,821	(14)	*
Ralph Ketchum (3) (5)	36,123	(15)	*
Franz J. Kruger (4) (5) (7)	-0-	(16)	-0-
Andrew J. Manning (3) (5) (8)	28,453	(13)	*
Arif Maskatia (3) (5)	3,167	(13)	*
John J. McGovern (3) (5)(9)	300,000	(17)	*
Marnix Snijder (2) (5)	-0-	(18)	-0-
Ralf Tolksdorf (4) (5)	-0-	(19)	-0-
Hendrikus Harold van Andel (2)(5) (6)	-0-	(20)	-0-
All Executive Officers and Directors as a Group (10 persons)	473,139	(16)(18)(19)(21)	*

(1)	The percentage of class calculation for each person or entity is based on the number of shares of Common Stock outstanding as of May 31, 2005 112,978,364 plus the number of shares of Common Stock issuable to the person or entity upon exercise of convertible securities held by such person or entity.
(2)	Address: Parkweg 2, NL - 2585 JJ’s Gravenhage, Netherlands.
(3)	Address c/o Lithium Technology Corporation, 5115 Campus Drive, Plymouth Meeting, PA 19462.
(4)	Address c/o GAIA Akkumulatorenwerke GmbH, Montaniastrasse 17, D-99734 Nordhausen, Germany.
(5)	Director of Company.
(6)	Chairman of the Board.
(7)	President and Chief Executive Officer of Company.
(8)	Executive Vice President of Company.
(9)	Chief Financial Officer of Company.
(10)	Consists of all of the securities owned by Stichting Administratiekantoor GAIA (“Stichting GAIA”) and Stichting Administratiekantoor LTC (“Stichting LTC”). See Notes (11) and (2).
(11)	Consists of 40,828,246 shares of Common Stock, 31,619,718 shares issuable as a result of the conversion of $2,175,000 balance of $3,000,000 of convertible notes and payment of interest, 1,500,000 shares issuable upon exercise of $2.00 warrants, 9,889,625 shares issuable upon conversion of $2.40 warrants, 34,100,000 shares issuable upon conversion of $1,705,000 of Series A Preferred/Notes (at an assumed conversion price of $.05), 17,050,000 shares issuable upon conversion of 125% A Warrants, 17,050,000 shares issuable upon conversion of 150% A Warrants, 36,800,000 shares issuable upon conversion of Series B Notes (at an assumed conversion price of $0.05 per share), 18,400,000 shares issuable upon conversion of 125% B Warrants and 18,400,000 shares issuable upon conversion of 150% B Warrants.

(12)	Consists of 5,981,036 shares of Common Stock and 610,375 shares issuable upon conversion of $2.40 warrants.
(13)	Consists of options.
(14)	Includes options to purchase 4,250 shares; 54,054 shares held directly by Mr. Hope; and 4,517 shares held by Hazel Hope, the Executrix of the Estate of Henry Hope.
(15)	Includes options to purchase 4,417 shares; 19,214 shares held directly by Mr. Ketchum; and 12,492 shares held by Mr. Ketchum’s spouse.
(16)	Does not include 278,352 shares of Common Stock held by Stichting GAIA which in turn holds an interest in such shares for the benefit of Franz Kruger. Dr. Kruger does not have the power to vote or control the disposition of such shares nor does he have the right to receive such shares on any specific date, and accordingly disclaims beneficial ownership of such shares. Stichting GAIA does not have the power to vote or control the disposition of such shares nor does it have the right to receive such shares on any specific date and accordingly disclaims beneficial ownership of such shares.
(17)	Consists of warrants.
(18)	Does not include 1,116,000 shares of Common Stock held by Stichting GAIA, for the benefit of Marnix Snijder. Mr. Snijder does not have the power to vote or control the disposition of such shares, nor does he have the right to receive such shares on any specific date, and accordingly disclaims beneficial ownership of such shares.
(19)	Does not include 261,651 shares of Common Stock held by Stichting GAIA, for the benefit of Ralf Tolksdorf. Mr. Tolksdorf does not have the power to vote or control the disposition of such shares, nor does he have the right to receive such shares on any specific date, and accordingly disclaims beneficial ownership of such shares.
(20)	Does not include 4,200,000 shares of Common Stock held by Stichting GAIA, for the benefit of Hendrikus Harold van Andel. Mr. van Andel does not have the power to vote or control the disposition of such shares, nor does he have the right to receive such shares on any specific date, and accordingly disclaims beneficial ownership of such shares.
(21)	Includes 90,277 shares and options/warrants to purchase 382,862 shares.
*	Less than 1%.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holding or otherwise, in the Amendment, which is not shared by all other holders of the Company’s Common Stock and other voting securities other than Messrs. van Andel and Snijder who are officers of Arch Hill Capital, which is a controlling stockholder of the Company. The Company is obligated to deliver 31,619,178 shares of Common Stock to Arch Hill Capital upon an increase in the authorized number of shares of Common Stock as a result of the conversion in December 2004 of 10% debentures beneficially held by Arch Hill Capital. In addition, Arch Hill Capital is the beneficial owner of Series A Notes, Series B Notes and Warrants and is party to the Bridge Financing Agreement (See “Outstanding and Issuable Securities” and “Security Ownership of Certain Beneficial Owners and Management.”)

All members of the Board of Directors of the Company approved the Amendment in a meeting of the Board of Directors held on May 24, 2005.

No security holder entitled to vote at a shareholder’s meeting or by written consent has submitted to the Company a proposal.

OTHER ACTION

No further business will be transacted by written consent to corporate action in lieu of a meeting of stockholders regarding matters to which this Information Statement pertains.

ADDITIONAL INFORMATION

The Company files reports, proxy statements and other information with the SEC. You can read and copy these reports, proxy statements and other information concerning the Company at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can review the Company’s electronically filed reports, proxy and information statements on the SEC’s internet site at http://www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

Harry H. van Andel
Chairman of the Board

Dated: July 1, 2005

Annex A

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

OF

LITHIUM TECHNOLOGY CORPORATION

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 850,000,000 shares, composed of 750,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 100,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

(1) Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority to do so which is hereby vested in the Board of Directors.

(2) Each series of Preferred Stock

(i)	may have such number of shares;

(ii)	may have such voting powers, full or limited, or may be without voting powers;

(iii)	may be subject to redemption at such time or times and at such prices;

(iv)	may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

(v)	may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

(vi)	may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

(vii)	may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(viii)	may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payments of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

(ix)	may have such other relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof;

all as shall be stated in said resolution or resolutions of the Board of Directors providing for the issue of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares constituting such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

(3) Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock any may be reissued as part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock and to any filing required by law.

(4) Except as otherwise provided by law or by the resolution or resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share held.

Subject to all of the rights of the Preferred Stock or any series thereof, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interest, to the exclusion of the holders of the Preferred Stock.

(5) Of the one hundred million (100,000,000) shares of Preferred Stock, par value $.01 per share that the Corporation is authorized to issue, there is hereby designated a series of

Preferred Stock of the Company, to be named “Series A Convertible Preferred Stock,” consisting of one thousand (1,000) shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

1. Designation and Rank. The designation of such series of the Preferred Stock shall be the Series A Convertible Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”). The maximum number of shares of Series A Preferred Stock shall be one thousand (1,000) shares. The Series A Preferred Stock shall rank prior to the common stock, par value $.01 per share (the “Common Stock”), and to all other classes and series of equity securities of the Company which by their terms do not rank senior to the Series A Preferred Stock (“Junior Stock”). The Series A Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

2. Dividends.

a. Payment of Dividends. Subject to Section 5(c)(ii) hereof, the holders of record of shares of Series A Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, dividends at the rate of eight percent (8%) of the stated Liquidation Preference Amount (as defined in Section 4 hereof) per share per annum commencing on the date of issuance (the “Issuance Date”) of the Series A Preferred Stock (the “Dividend Payment”), and no more, payable annually in shares of Common Stock, in an amount equal to the quotient of (i) the Dividend Payment divided by (ii) the Conversion Price (as defined in Section 5(d) hereof). In the case of shares of Series A Preferred Stock outstanding for less than a full year, dividends shall be pro rated based on the portion of each year during which such shares are outstanding. Dividends on the Series A Preferred Stock shall be cumulative, shall accrue and be payable annually. Dividends on the Series A Preferred Stock are prior and in preference to any declaration or payment of any distribution (as defined below) on any outstanding shares of Junior Stock. Such dividends shall accrue on each share of Series A Preferred Stock from day to day whether or not earned or declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series A Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares on a pro rata basis with all other equity securities of the Company ranking on a parity with the Series A Preferred Stock as to the payment of dividends before any distribution shall be paid on, or declared and set apart for Junior Stock.

b. So long as any shares of Series A Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend or make any distribution on any Junior Stock (other than dividends or distributions payable in additional shares of Junior Stock), unless at the time of such dividend or distribution the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Series A Preferred Stock.

c. In the event of dissolution, liquidation or winding up of the Company pursuant to Section 4, all accrued and unpaid dividends on the Series A Preferred Stock shall be payable on the day immediately preceding the date of payment of the preferential amount to the holders of Series A Preferred Stock. In the event of a voluntary conversion pursuant to Section 5(a), all accrued and unpaid dividends on the Series A Preferred Stock being converted shall be payable on the day immediately preceding the Voluntary Conversion Date (as defined in Section 5(b)(i)).

d. For purposes hereof, unless the context otherwise requires, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of Common Stock or other equity securities of the Company, or the purchase or redemption of shares of the Company for cash or property.

3. Voting Rights.

a. Class Voting Rights. The Series A Preferred Stock shall have the following class voting rights (in addition to the voting rights set forth in Section 3(b) hereof). So long as any shares of the Series A Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least 75% of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series A Preferred Stock vote separately as a class: (i) authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of previously authorized Common Stock or Preferred Stock, ranking senior to the Series A Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (iii) repurchase, redeem or pay dividends on, shares of the Company’s Junior Stock; (iv) amend the Certificate of Incorporation or By-Laws of the Company so as to affect materially and adversely any right, preference, privilege or voting power of the Series A Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock or any other class or series of equity securities which by its terms shall rank on parity with the Series A Preferred Stock shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers; or (v) effect any distribution with respect to Junior Stock.

b. General Voting Rights. Except with respect to transactions upon which the Series A Preferred Stock shall be entitled to vote separately as a class pursuant to Section 3(a) above and except as otherwise required by Delaware law, the Series A Preferred Stock shall have no voting rights. The Common Stock into which the Series A Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

4. Liquidation Preference.

a. In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of the Series A Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $1,000 per share (the “Liquidation Preference

Amount”) of the Series A Preferred Stock plus any accrued and unpaid dividends before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount plus any accrued and unpaid dividends payable to the holders of outstanding shares of the Series A Preferred Stock and any series of preferred stock or any other class of stock on a parity, as to rights on liquidation, dissolution or winding up, with the Series A Preferred Stock, then all of said assets will be distributed among the holders of the Series A Preferred Stock and the other classes of stock on a parity with the Series A Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series A Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series A Preferred Stock. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by an independent appraiser reasonably acceptable to the holders of a majority of the Series A Preferred Stock) or a combination thereof; provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series A Preferred Stock has been paid in cash the full Liquidation Preference Amount plus any accrued and unpaid dividends to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount plus any accrued and unpaid dividends to which each holder is entitled, such holders of shares of Series A Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

b. A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 4. In the event of the merger or consolidation of the Company with or into another corporation, the Series A Preferred Stock shall maintain its relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

c. Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than fifteen (15) days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

5. Conversion. The holder of Series A Preferred Stock shall have the following conversion rights (the “Conversion Rights”):

a. Right to Convert. At any time on or after the Issuance Date, the holder of any such shares of Series A Preferred Stock may, at such holder’s option, elect to convert (a “Voluntary Conversion”) all or any portion of the shares of Series A Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series A Preferred Stock being converted divided by (ii) the Conversion Price (as defined in Section 5(d) below) then in effect as of the date of the delivery by such holder of its notice of election to convert. In the event of a liquidation, dissolution or winding up of the Company, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock. In the event of such a liquidation, dissolution or winding up, the Company shall provide to each holder of shares of Series A Preferred Stock notice of such liquidation, dissolution or winding up, which notice shall (i) be sent at least fifteen (15) days prior to the termination of the Conversion Rights and (ii) state the amount per share of Series A Preferred Stock that will be paid or distributed on such liquidation, dissolution or winding up, as the case may be.

b. Mechanics of Voluntary Conversion. The Voluntary Conversion of Series A Preferred Stock shall be conducted in the following manner:

i. Holder’s Delivery Requirements. To convert Series A Preferred Stock into full shares of Common Stock on any date (the “Voluntary Conversion Date”), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”), to the Company, and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such Voluntary Conversion Date but in no event later than three (3) business days after such date the original certificates representing the shares of Series A Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”) and the originally executed Conversion Notice.

ii. Company’s Response. Upon receipt by the Company of a copy of the fully executed Conversion Notice, the Company or its designated transfer agent (the “Transfer Agent”), as applicable, shall, within three (3) business days following the date of receipt by the Company of the fully executed Conversion Notice (so long as the applicable Preferred Stock Certificates and original Conversion Notice are received by the Company on or before such third business day), issue and deliver to the Holder as specified in the Conversion Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled. If the number of shares of Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series A Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than five (5) business days after receipt of the Preferred Stock Certificate(s) and at the Company’s expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series A Preferred Stock not converted.

iii. Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall cause its Transfer Agent to promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder’s Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) business day of such disputed arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to the Company’s independent, outside accountant. The Company shall cause the accountant to perform the calculations and notify the Company and the holder of the results no later than seventy-two (72) hours from the time it receives the disputed calculations. Such accountant’s calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such accountant in making such determination shall be paid by the Company, in the event the holder’s calculation was correct, or by the holder, in the event the Company’s calculation was correct, or equally by the Company and the holder in the event that neither the Company’s or the holder’s calculation was correct. The period of time in which the Company is required to effect conversions under this Certificate of Incorporation shall be tolled with respect to the subject conversion pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(b)(iii).

iv. Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

c. Mandatory Conversion.

i. Each share of Series A Preferred Stock outstanding on the Mandatory Conversion Date shall, automatically and without any action on the part of the holder thereof, convert into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series A Preferred Stock outstanding on the Mandatory Conversion Date divided by (ii) the Conversion Price in effect on the Mandatory Conversion Date.

ii. As used herein, “Mandatory Conversion Date” with respect to any share of Series A Preferred Stock shall be November 19, 2007. The Mandatory Conversion Date and the Voluntary Conversion Date collectively are referred to in this Certificate of Incorporation as the “Conversion Date.”

iii. On the Mandatory Conversion Date, the applicable outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its Transfer Agent; provided, however, that the Company shall not be obligated to issue the shares of Common Stock issuable upon conversion of any shares of Series A Preferred Stock unless certificates evidencing such shares of Series A Preferred Stock are either delivered to the Company or the holder notifies the Company that such certificates have been lost, stolen, or destroyed, and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the occurrence of the automatic conversion of the Series A Preferred Stock pursuant to this Section 5, the holders of the Series A Preferred Stock shall surrender the certificates representing the Series A Preferred Stock for which the Mandatory Conversion Date has occurred to the

Company and the Company shall cause its Transfer Agent to deliver the shares of Common Stock issuable upon such conversion (in the same manner set forth in Section 5(b)(ii)) to the holder within three (3) business days of the holder’s delivery of the applicable Preferred Stock Certificates.

d. Conversion Price. The term “Conversion Price” shall mean the Variable Conversion Price (as defined herein) (subject to adjustments as set forth in Section 5(e)). The “Variable Conversion Price” shall mean the Applicable Percentage (as defined herein) multiplied by the Market Price (as defined herein). “Market Price” means the average of the average Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day (as defined below) period ending one Trading Day prior to the date the Conversion Notice is sent by the holder of the shares of Series A Preferred Stock to the Company via facsimile (the “Conversion Date”). “Trading Price” means, for any security as of any date, the intraday trading price on the Over-the-Counter Bulletin Board (the “OTCBB”) as reported by a reliable reporting service mutually acceptable to and hereafter designated by holders of a majority the Notes and the Company or, if the OTCBB is not the principal trading market for such shares of Common Stock, the intraday trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no intraday trading price of such security is available in any of the foregoing manners, the average of the intraday trading prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the holders of a majority of the shares of Series A Preferred Stock being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. “Trading Day” shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. “Applicable Percentage” shall mean 80.0%.

e. Adjustments of Conversion Price.

i. Adjustment for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series A Preferred Stock shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(e)(i) with respect to the rights of the holders of the Series A Preferred Stock; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series A Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

ii. Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of the Series A Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of stock dividends provided for in Section 5(e)(i), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(e)(iii)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

iii. Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of stock dividends or distributions provided for in Section 5(e)(i), or a reclassification, exchange or substitution of shares provided for in Section 5(e)(ii)), or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over 50% of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company’s properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made if necessary and provision shall be made if necessary (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(e)(iii) with respect to the rights of the holders of the Series A Preferred Stock after the Organic Change to the end that the provisions of this Section 5(e)(iii) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series A Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.

iv. Consideration for Stock. In case any shares of Common Stock or Convertible Securities other than the Series A Preferred Stock, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold:

(1) in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(2) in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock. In the event any consideration received by the Company for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board of Directors of the Company. In the event Common Stock is issued with other shares or securities or other assets of the Company for consideration which covers both, the consideration computed as provided in this Section (5)(e)(iv) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Company.

f. No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment. and the proceeds of which shall be payable to such holder in the event it obtains judgment.

g. Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series A Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Series A Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series A Preferred Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

h. Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

i. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series A Preferred Stock at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock or (II) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series A Preferred Stock at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

j. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive trading immediately preceding the Voluntary Conversion Date or Mandatory Conversion Date, as applicable, or the Company, at the Company’s option, shall round up the shares of Common Stock to be issued to the next whole share.

k. Reservation of Common Stock. The Company shall, so long as any shares of Series A Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A Preferred Stock then outstanding.

l. Retirement of Series A Preferred Stock. Conversion of Series A Preferred Stock shall be deemed to have been effected on the applicable Voluntary Conversion Date or Mandatory Conversion Date, and such date is referred to herein as the “Conversion Date”. Upon conversion of only a portion of the number of shares of Series A Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder at the expense of the Company, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered as required by Section 5(b)(ii).

m. Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of Series A Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

6. No Preemptive Rights. Except as provided in Section 5 hereof and no holder of the Series A Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

7. Vote to Change the Terms of Series A Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than 75% of the then outstanding shares of Series A Preferred Stock, shall be required for any change to this Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Stock.

8. Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series A Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series A Preferred Stock into Common Stock.

9. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Incorporation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Incorporation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

10. Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Incorporation shall limit or modify any more general provision contained herein. This Certificate of Incorporation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series A Preferred Stock and shall not be construed against any person as the drafter hereof.

11. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series A Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

A-13